                                                                    Exhibit 99.1


MEDIA CONTACT: JOHN FULLER            ANALYST CONTACT:   VERNON L. PATTERSON
               216.689.8140                              216.689.0520

KEY MEDIA                             INVESTOR RELATIONS
NEWSROOM:      WWW.KEY.COM/NEWSROOM   INFORMATION:       WWW.KEY.COM/IR

FOR IMMEDIATE RELEASE

                KEYCORP REPORTS FOURTH QUARTER AND 2002 EARNINGS

-  EPS OF $0.57 FOR THE FOURTH QUARTER AND $2.27 FOR THE FULL YEAR
-  REVENUE UP; EXPENSES STABLE
-  NONPERFORMING LOANS DOWN
-  DEPOSIT TREND FAVORABLE

CLEVELAND, January 15, 2003 - KeyCorp (NYSE: KEY) today announced fourth quarter net income of $245 million, or $0.57 per diluted common share. These results compare with third quarter net income of $245 million, or $0.57 per share, and a net loss of $174 million, or $0.41 per share for the fourth quarter of 2001.

      Key's 2002 net income was $976 million, or $2.27 per diluted common share. Net income in 2001 totaled $132 million, or $0.31 per share. Last year's results reflect charges to earnings taken in connection with initiatives designed to strengthen the company's future financial performance by emphasizing core relationship businesses and a more conservative risk management culture.

      "Key delivered consistent quarterly earnings all year long despite continued weakness in the economy and financial markets," said Chairman and Chief Executive Officer Henry L. Meyer III. "I believe this consistency demonstrates that the difficult steps we took in 2001 are having their desired effect on our performance. In this respect:

   - Revenue growth was $26 million in the fourth quarter, driven by increases in both net interest income and noninterest income. Average core deposits rose by an annualized 22 percent.

   -  Expenses were at their lowest level for any year since 1998.

   -  Nonperforming loans decreased.

      "The economy's weakness is clearly carrying into 2003 and continues to affect financial markets and the performance of financial institutions, such as Key. Given today's abundant uncertainties, it is prudent to limit comments on the outlook for Key's performance to the first quarter. In that regard, I would expect normal seasonal factors to lead to a decline in first quarter earnings compared to the fourth quarter."

SUMMARY OF CONSOLIDATED RESULTS

      Taxable-equivalent net interest income improved modestly to $724 million for the fourth quarter of 2002 from $722 million in the previous quarter. Key's net interest margin of 3.98% was essentially unchanged, while average earning assets grew by $471 million. Growth in a moderate size securities portfolio and small increases in both commercial lease financing and home equity lending offset declines in the loan portfolios we are

KEYCORP REPORTS FOURTH QUARTER EARNINGS
JANUARY 15, 2003
PAGE 2


strategically downsizing. Compared with the fourth quarter of 2001, taxable-equivalent net interest income decreased by $2 million, reflecting a stable net interest margin and a small reduction in average earning assets.

      Key's noninterest income was $446 million for the fourth quarter of 2002, up from $432 million in the prior quarter. An $8 million increase in income from investment banking and capital markets activities was a primary driver of the improvement. Noninterest income also benefited from increases in nonyield-related loan fees and net gains from sales of securities. These positive results were offset in part by a $9 million decrease in income from trust and investment services, which was adversely affected by market conditions. In addition, service charges on deposit accounts were down $3 million, as we continue to roll out our free checking products to additional markets. Compared with the year-ago quarter, noninterest income rose by $28 million, reflecting a $33 million decrease in losses from principal investing.

      Noninterest expense of $668 million for the fourth quarter of 2002 was up from $659 million for the third quarter, due primarily to an $8 million increase in fees for professional services. Compared with the fourth quarter of 2001, noninterest expense improved by $34 million. The largest declines occurred in software amortization and the amortization of goodwill. The January 1, 2002, adoption of new accounting guidance for goodwill resulted in an expense reduction of approximately $20 million for the quarter.

ASSET QUALITY

      Key's provision for loan losses was $147 million for the fourth quarter of 2002, compared with $135 million for the previous quarter and $723 million for the fourth quarter of 2001. Included in last year's amount is a provision of $400 million, which was used to increase the allowance for loan losses for Key's continuing loan portfolio. Another $190 million provision was added last year to the portion of the allowance segregated in the second quarter of 2001 in connection with Key's decision to eliminate nonrelationship lending in the leveraged financing and nationally syndicated lending businesses and to facilitate sales of distressed loans in other portfolios. The segregated portion of the allowance is being used to exit approximately $2.7 billion in related commitments (which were moved to the run-off portfolio in May 2001) and for losses incurred in connection with distressed loan sales. As losses are charged to this segregated allowance, Key does not intend to replenish it. Within the run-off portfolio, approximately $940 million of commitments (including $599 million of loans outstanding) remained as of December 31, 2002.

      The following table summarizes certain asset quality indicators, segregated between Key's continuing and run-off loan portfolios.

ASSET QUALITY INDICATORS

                                                                Run-off Loan Portfolio and
                                    Continuing Loan Portfolio     Nonreplenished Allowance      Total Loan Portfolio
                                    -------------------------   --------------------------      --------------------
in millions                                   4Q02       3Q02           4Q02          3Q02           4Q02       3Q02
--------------------------------------------------------------------------------------------------------------------
Loans outstanding                          $61,858    $62,289        $   599       $   662        $62,457    $62,951
Nonperforming loans at period end              858        896             85            91            943        987
Net loan charge-offs                           147        135             39(a)         50(a)         186        185
Allowance for loan losses                    1,404      1,402             48            87          1,452      1,489
--------------------------------------------------------------------------------------------------------------------

(a) Includes activity related to the run-off loan portfolio and to the sales of distressed loans.

      Net loan charge-offs totaled $186 million for the quarter, compared with $185 million for the previous quarter and $220 million for the year-ago quarter. Included in fourth quarter 2002 net charge-offs are $39 million of losses charged to the nonreplenished (and segregated) allowance, compared with $50 million for the previous quarter and $87 million for the year-ago quarter.

KEYCORP REPORTS FOURTH QUARTER EARNINGS
JANUARY 15, 2003
PAGE 3


      During the fourth quarter, Key's nonperforming loans decreased by $44 million, primarily in the continuing loan portfolio. This improvement reflects reductions in the healthcare and large corporate portfolios, which were offset in part by a $21 million increase in nonperforming home equity loans.

CAPITAL

      Key's capital ratios continued to exceed all "well-capitalized" regulatory benchmarks at December 31, 2002. During the fourth quarter, Key repurchased 1.2 million of its common shares under an authorization that allows for the repurchase of up to 25 million shares. There were 13.8 million shares remaining for repurchase under this authorization as of December 31, 2002.

LINE OF BUSINESS RESULTS

      The table below summarizes the contribution made by each major business group to Key's taxable-equivalent revenue and net income for the periods presented. The specific lines of business that comprise each of the major business groups are described under the heading "Line of Business Descriptions." For more detailed financial information pertaining to each business group and its respective lines of business, see the last three pages of this release.

MAJOR BUSINESS GROUPS

                                                                 PERCENT CHANGE 4Q02 VS.
                                                                 -----------------------
dollars in millions                4Q02        3Q02        4Q01        3Q02         4Q01
----------------------------------------------------------------------------------------
Revenue (taxable equivalent)
----------------------------
Key Consumer Banking            $   577     $   584     $   572        (1.2)%         .9%
Key Corporate Finance               358         335         370         6.9         (3.2)
Key Capital Partners                278         265         285         4.9         (2.5)
Other Segments                      (22)        (13)        (66)      (69.2)        66.7
                                -------     -------     -------     -------      -------
   Total segments                 1,191       1,171       1,161         1.7          2.6
Reconciling Items(a)                (21)        (17)        (17)      (23.5)       (23.5)
                                -------     -------     -------     -------      -------
   Total                        $ 1,170     $ 1,154     $ 1,144         1.4          2.3
                                =======     =======     =======

Net income (loss)
----------------------------
Key Consumer Banking            $   103     $   119     $    87       (13.4)%       18.4%
Key Corporate Finance               103          92         118        12.0        (12.7)
Key Capital Partners                 41          39          35         5.1         17.1
Other Segments                       (6)         (1)        (33)     (500.0)        81.8
                                -------     -------     -------     -------      -------
   Total segments                   241         249         207        (3.2)        16.4
Reconciling Items(a)                  4          (4)       (381)        N/M          N/M
                                -------     -------     -------     -------      -------
   Total                        $   245     $   245     $  (174)         --          N/M
                                =======     =======     =======
----------------------------------------------------------------------------------------

(a) In the fourth quarter of 2001, Reconciling Items include an additional provision for loan losses of $400 million ($252 million after tax) taken to increase the allowance for loan losses for Key's continuing loan portfolio and an additional $190 million ($120 million after tax) provision recorded primarily in connection with Key's decision to discontinue certain credit-only commercial relationships. Reconciling Items in the year-ago quarter also include a $15 million ($9 million after tax) increase in the reserve for customer derivative losses. For all periods presented, Reconciling Items include charges related to unallocated nonearning assets of corporate support functions.

N/M = Not Meaningful

KEYCORP REPORTS FOURTH QUARTER EARNINGS
JANUARY 15, 2003
PAGE 4

KEY CONSUMER BANKING GROUP

                                                                                  PERCENT CHANGE 4Q02 VS.
                                                                                -----------------------
dollars in millions                              4Q02        3Q02        4Q01         3Q02         4Q01
-------------------------------------------------------------------------------------------------------
SUMMARY OF OPERATIONS
  Net interest income (TE)                    $   457     $   448     $   459          2.0%         (.4)%
  Noninterest income                              120         136         113        (11.8)         6.2
                                              -------     -------     -------      -------      -------
  Total revenue (TE)                              577         584         572         (1.2)          .9
  Provision for loan losses                        80          68          82         17.6         (2.4)
  Noninterest expense                             332         326         346          1.8         (4.0)
                                              -------     -------     -------      -------      -------
  Income before income taxes (TE)                 165         190         144        (13.2)        14.6
  Allocated income taxes and TE adjustments        62          71          57        (12.7)         8.8
                                              -------     -------     -------      -------      -------
  Net income                                  $   103     $   119     $    87        (13.4)        18.4
                                              =======     =======     =======
  Percent of consolidated net income               42%         49%        N/M          N/A          N/A

AVERAGE BALANCES
  Loans                                       $27,799     $28,174     $26,881         (1.3)%        3.4%
  Total assets                                 29,963      30,353      29,545         (1.3)         1.4
  Deposits                                     33,912      33,580      34,545          1.0         (1.8)
-------------------------------------------------------------------------------------------------------

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful

Additional Key Consumer Banking Data

dollars in billions                                 4Q02             3Q02
-------------------------------------------------------------------------
Retail Banking (Home Equity Loans)
-----------------------------------------
  Average balance                                 $  7.1           $  7.0
  Average loan-to-value ratio                         71%              72%
  Percent first lien positions                        51               49

National Home Equity (Home Equity Loans)
-----------------------------------------
  Average balance                                 $  4.9           $  5.0
  Average loan-to-value ratio                         80%              77%
  Percent first lien positions                        79               77

On-line clients / percent penetration         575,894/32%      534,385/30%
KeyCenters                                           910              903
Automated teller machines                          2,165            2,249
-------------------------------------------------------------------------

      Net income for the Key Consumer Banking Group was $103 million for the fourth quarter of 2002, representing a $16 million increase from the year-ago quarter. The improvement is attributable to a rise in noninterest income, a reduction in noninterest expense and a lower provision for loan losses. These positive results were partially offset by a slight decrease in taxable-equivalent net interest income.

      Taxable-equivalent net interest income decreased by $2 million from the fourth quarter of 2001 due to a less favorable interest rate spread on deposits and a decline in yield-related loan fees in the Indirect Lending line of business. Noninterest income grew by $7 million, or 6%, due primarily to a decrease in net losses from derivatives in the National Home Equity line of business. Also contributing to the growth were higher fees from electronic banking services and mortgage loan processing. These positive results were partially offset by an aggregate $6 million decline in income from service charges on deposit accounts contributed by the Retail Banking and Small Business lines. Noninterest expense was down $14 million, or 4%, from the fourth quarter of 2001. The improvement reflects an approximate $9 million reduction in goodwill amortization, which resulted from the adoption of new accounting guidance, as well as lower costs for software amortization and a decline in fraud losses. These reductions were partially offset by higher personnel expense.

KEYCORP REPORTS FOURTH QUARTER EARNINGS
JANUARY 15, 2003
PAGE 5


KEY CORPORATE FINANCE GROUP

                                                                                 PERCENT CHANGE 4Q02 VS.
                                                                                 -----------------------
dollars in millions                             4Q02        3Q02        4Q01        3Q02         4Q01
--------------------------------------------------------------------------------------------------------
SUMMARY OF OPERATIONS
  Net interest income (TE)                     $   276     $   281     $   286        (1.8)%       (3.5)%
  Noninterest income                                82          54          84        51.9         (2.4)
                                               -------     -------     -------     -------      -------
  Total revenue (TE)                               358         335         370         6.9         (3.2)
  Provision for loan losses                         64          65          49        (1.5)        30.6
  Noninterest expense                              130         123         130         5.7           --
                                               -------     -------     -------     -------      -------
  Income before income taxes (TE)                  164         147         191        11.6        (14.1)
  Allocated income taxes and TE adjustments         61          55          73        10.9        (16.4)
                                               -------     -------     -------     -------      -------
  Net income                                   $   103     $    92     $   118        12.0        (12.7)
                                               =======     =======     =======
  Percent of consolidated net income                42%         38%        N/M         N/A          N/A

AVERAGE BALANCES
  Loans                                        $28,655     $29,117     $30,596        (1.6)%       (6.3)%
  Total assets                                  30,107      30,448      32,205        (1.1)        (6.5)
  Deposits                                       3,920       3,380       3,241        16.0         21.0
--------------------------------------------------------------------------------------------------------

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful

      Net income for the Key Corporate Finance Group was $103 million for the fourth quarter of 2002, compared with $118 million for the same period last year. The decrease was due to reductions in taxable equivalent net interest income and noninterest income, as well as a higher provision for loan losses. Noninterest expense was unchanged from the year-ago quarter.

      Taxable-equivalent net interest income decreased by $10 million, or 4%, from the fourth quarter of 2001 as the adverse effect of a decrease in average loans outstanding more than offset the positive effect of an increase in average deposits. At the same time, noninterest income decreased by $2 million, or 2%. Losses from residual values of leased equipment in the National Equipment Finance line of business in the current year and lower fees generated by Corporate Banking more than offset increases in nonyield-related loan fees and loan sale gains in the National Commercial Real Estate line. Noninterest expense was unchanged as an approximate $4 million reduction in goodwill amortization resulting from the adoption of a new accounting standard was offset by an increase in personnel expense. The provision for loan losses rose by $15 million, or 31%, reflecting a higher level of net charge-offs in the National Equipment Finance line.

KEYCORP REPORTS FOURTH QUARTER EARNINGS
JANUARY 15, 2003
PAGE 6


KEY CAPITAL PARTNERS GROUP

                                                                                 PERCENT CHANGE 4Q02 VS.
                                                                                 -----------------------
dollars in millions                              4Q02        3Q02        4Q01        3Q02        4Q01
--------------------------------------------------------------------------------------------------------
SUMMARY OF OPERATIONS
  Net interest income (TE)                     $    65     $    59     $    56         10.2%       16.1%
  Noninterest income                               213         206         229          3.4        (7.0)
                                               -------     -------     -------      -------     -------
  Total revenue (TE)                               278         265         285          4.9        (2.5)
  Provision for loan losses                          3           2           1         50.0       200.0
  Noninterest expense                              210         202         225          4.0        (6.7)
                                               -------     -------     -------      -------     -------
  Income before income taxes (TE)                   65          61          59          6.6        10.2
  Allocated income taxes and TE adjustments         24          22          24          9.1          --
                                               -------     -------     -------      -------     -------
  Net income                                   $    41     $    39     $    35          5.1        17.1
                                               =======     =======     =======
  Percent of consolidated net income                17%         16%        N/M          N/A         N/A

AVERAGE BALANCES
  Loans                                        $ 4,964     $ 4,900     $ 4,573          1.3%        8.6%
  Total assets                                   8,722       8,388       8,422          4.0         3.6
  Deposits                                       4,726       3,699       3,647         27.8        29.6
--------------------------------------------------------------------------------------------------------

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful

Additional Key Capital Partners Data

dollars in billions                      4Q02         3Q02
----------------------------------------------------------
Assets under management                 $61.6        $62.4
Nonmanaged and brokerage assets          65.6         67.2
High Net Worth sales personnel            807          809
----------------------------------------------------------

      Net income for the Key Capital Partners Group was $41 million for the fourth quarter of 2002, up from $35 million in the fourth quarter of last year. The improvement was attributable to a substantial decrease in noninterest expense and growth in taxable-equivalent net interest income. These positive results more than offset a decline in noninterest income and a higher provision for loan losses.

      Taxable-equivalent net interest income increased by $9 million, or 16%, from the fourth quarter of 2001. The growth was primarily due to a lower cost of short-term borrowings, as well as a more favorable interest rate spread on earning assets. Noninterest income decreased by $16 million, or 7%, as market-sensitive businesses were adversely affected by the weak economy. The reduction is attributable mainly to an aggregate decline of $19 million in trust and investment services income in the High Net Worth and Victory Capital Management lines and lower income from trading activities and derivatives in the Capital Markets line. These reductions more than offset a $12 million increase in investment banking income. Noninterest expense decreased by $15 million, or 7%, from the year-ago quarter, due primarily to an approximate $6 million reduction that resulted from the change in accounting for goodwill, lower variable compensation expense associated with revenue generation and reduced software amortization.

OTHER SEGMENTS

      Other segments consist primarily of Treasury, Principal Investing and the net effect of funds transfer pricing. This segment generated a net loss of $6 million for the fourth quarter of 2002, compared with a net loss of $33 million for the same period last year. The improvement reflects a $33 million ($21 million after tax) decrease in net losses from principal investing.

KEYCORP REPORTS FOURTH QUARTER EARNINGS
JANUARY 15, 2003
PAGE 7


LINE OF BUSINESS DESCRIPTIONS

Key Consumer Banking Group

RETAIL BANKING provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans.

SMALL BUSINESS provides small businesses with deposit, investment and credit products, and business advisory services.

INDIRECT LENDING offers automobile, marine and recreational vehicle (RV) loans to consumers through dealers, and finances inventory for automobile, marine and RV dealers. This line of business also provides education loans, insurance and interest-free payment plans for students and their parents.

NATIONAL HOME EQUITY provides primarily prime and near-prime mortgage and home equity loan products to individuals. Unlike the loans extended by Retail Banking, these products originate outside of Key's retail branch system. This line of business also works with mortgage brokers and home improvement contractors to provide home equity and home improvement solutions.

Key Corporate Finance Group

CORPORATE BANKING provides financing, cash and investment management and business advisory services to middle-market companies and large corporations.

NATIONAL COMMERCIAL REAL ESTATE provides construction and interim lending, permanent debt placements and servicing, and equity and investment banking services to developers, brokers and owner-investors. This line of business deals exclusively with nonowner-occupied properties.

NATIONAL EQUIPMENT FINANCE meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to Corporate Banking or National Commercial Real Estate if one of those businesses is principally responsible for maintaining the relationship with the client.

Key Capital Partners Group

VICTORY CAPITAL MANAGEMENT manages or advises on investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, commingled funds or the Victory family of mutual funds. This line of business also provides administrative services for retirement plans.

HIGH NET WORTH offers financial, estate and retirement planning and asset management services to assist high net worth clients with their banking, brokerage, trust, portfolio management, insurance, charitable giving and related needs.

CAPITAL MARKETS offers investment banking, capital raising, hedging strategies, trading and financial strategies to public and privately held companies, institutions and government organizations.

KEYCORP REPORTS FOURTH QUARTER EARNINGS
JANUARY 15, 2003
PAGE 8


      Cleveland-based KeyCorp is one of the nation's largest bank-based financial services companies, with assets of approximately $85 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. The company's businesses deliver their products and services through KeyCenters and offices; a network of 2,165 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, Key.com,(R) that provides account access and financial products 24 hours a day.

NOTES TO EDITORS:

A live Internet broadcast of KeyCorp's conference call to discuss quarterly earnings and currently anticipated earnings trends and to answer analysts' questions can be accessed through the Investor Relations section at WWW.KEY.COM/IR at 10:00 a.m. ET, on Wednesday, January 15, 2003. A tape of the call will be available through January 22.

For up-to-date company information, media contacts and facts and figures about Key's lines of business visit our Media Newsroom at WWW.KEY.COM/NEWSROOM.


This news release contains forward-looking statements that are subject to assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: changes in interest rates; continued weakness in the economy which could materially impact credit quality trends and the ability to generate loans; failure of the capital markets to function consistent with customary levels; delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses; consummation of significant business combinations or divestitures; new legal obligations or restrictions or unfavorable resolution of litigation; further disruption in the economy and the general business climate as a result of terrorist activities or military actions; and changes in accounting, tax or regulatory practices or requirements.

                                       ###

KEYCORP REPORTS FOURTH QUARTER 2002 EARNINGS
JANUARY 15, 2003
PAGE 9

                              FINANCIAL HIGHLIGHTS
                 (dollars in millions, except per share amounts)


                                                               THREE MONTHS ENDED
                                                       ----------------------------------
                                                       12-31-02      9-30-02     12-31-01
                                                       --------     --------     --------
SUMMARY OF OPERATIONS
   Net interest income (TE)                            $    724     $    722     $    726
   Noninterest income                                       446          432          418
                                                       --------     --------     --------
      Total revenue (TE)                                  1,170        1,154        1,144
   Provision for loan losses                                147          135          723
   Noninterest expense                                      668          659          702
   Net income (loss)                                        245          245         (174)

PER COMMON SHARE
   Net income (loss)                                   $    .58     $    .57     $   (.41)
   Net income (loss) -- assuming dilution                   .57          .57         (.41)
   Cash dividends paid                                      .30          .30         .295
   Book value at period end                               16.12        15.66        14.52
   Market price at period end                             25.14        24.97        24.34

AT PERIOD END
   Full-time equivalent employees                        20,437       20,522       21,230
   KeyCenters                                               910          903          911

PERFORMANCE RATIOS
   Return on average total assets                          1.17%        1.19%        (.84)%
   Return on average equity                               14.46        14.74       (10.57)
   Net interest margin (TE)                                3.98         3.99         3.98

CAPITAL RATIOS AT PERIOD END
   Equity to assets                                        8.02%        7.97%        7.60%
   Tangible equity to tangible assets                      6.73         6.71         6.29
   Tier 1 risk-based capital(a)                            8.33         8.34         7.43
   Total risk-based capital(a)                            12.86        12.69        11.41
   Leverage(a)                                             8.21         8.15         7.65

ASSET QUALITY
   Net loan charge-offs                                $    186     $    185     $    220
   Net loan charge-offs to average loans                   1.18%        1.16%        1.37%
   Allowance for loan losses                           $  1,452     $  1,489     $  1,677
   Allowance for loan losses to period-end loans           2.32%        2.37%        2.65%
   Allowance for loan losses to nonperforming loans      153.98       150.86       184.29
   Nonperforming loans at period end                   $    943     $    987     $    910
   Nonperforming assets at period end                       993        1,017          947
   Nonperforming loans to period-end loans                 1.51%        1.57%        1.44%
   Nonperforming assets to period-end loans plus
      OREO and other nonperforming assets                  1.59         1.61         1.49

Taxable-equivalent adjustment                          $     12     $     22     $     26

(a) 12-31-02 ratio is estimated.

TE = Taxable Equivalent

KEYCORP REPORTS FOURTH QUARTER 2002 EARNINGS
JANUARY 15, 2003
PAGE 10


                              FINANCIAL HIGHLIGHTS
                 (dollars in millions, except per share amounts)


                                             TWELVE MONTHS ENDED
                                            ---------------------
                                            12-31-02     12-31-01
                                            --------     --------
SUMMARY OF OPERATIONS
   Net interest income (TE)                 $  2,869     $  2,870
   Noninterest income                          1,769        1,725
                                            --------     --------
      Total revenue (TE)                       4,638        4,595
   Provision for loan losses                     553        1,350
   Noninterest expense                         2,653        2,941
   Net income                                    976          132

PER COMMON SHARE
   Net income                               $   2.29     $    .31
   Net income -- assuming dilution              2.27          .31
   Cash dividends paid                          1.20         1.18

PERFORMANCE RATIOS
   Return on average total assets               1.19%         .16%
   Return on average equity                    14.96         2.01
   Net interest margin (TE)                     3.97         3.81

ASSET QUALITY
   Net loan charge-offs                     $    780     $    673
   Net loan charge-offs to average loans        1.23%        1.02%

Taxable-equivalent adjustment               $    120     $     45


TE = Taxable Equivalent

KEYCORP REPORTS FOURTH QUARTER 2002 EARNINGS
JANUARY 15, 2003
PAGE 11


                           CONSOLIDATED BALANCE SHEETS
                              (dollars in millions)

                                                     12-31-02      9-30-02       12-31-01
                                                    ---------     ---------     ---------
ASSETS
  Loans                                             $  62,457     $  62,951     $  63,309
  Investment securities                                 1,039         1,058         1,119
  Securities available for sale                         8,507         7,349         5,346
  Short-term investments                                1,632         1,190         1,898
                                                    ---------     ---------     ---------
    Total earning assets                               73,635        72,548        71,672
  Allowance for loan losses                            (1,452)       (1,489)       (1,677)
  Cash and due from banks                               3,364         3,039         2,891
  Premises and equipment                                  644           651           687
  Goodwill                                              1,142         1,105         1,101
  Other intangible assets                                  35            23            31
  Corporate-owned life insurance                        2,414         2,384         2,313
  Accrued income and other assets                       5,420         5,257         3,920
                                                    ---------     ---------     ---------
    TOTAL ASSETS                                    $  85,202     $  83,518     $  80,938
                                                    =========     =========     =========

LIABILITIES
  Deposits in domestic offices:
    Noninterest-bearing                             $  10,630     $  10,063     $   9,667
    Interest-bearing                                   34,973        33,301        33,529
  Deposits in foreign office -- interest-bearing        3,743         1,246         1,599
                                                    ---------     ---------     ---------
    Total deposits                                     49,346        44,610        44,795
  Federal funds purchased and securities
    sold under repurchase agreements                    3,862         6,350         3,735
  Bank notes and other short-term borrowings            2,823         2,908         5,549
  Accrued expense and other liabilities                 5,471         5,438         4,862
  Long-term debt                                       15,605        16,276        14,554
  Capital securities of subsidiary trusts               1,260         1,282         1,288
                                                    ---------     ---------     ---------
    TOTAL LIABILITIES                                  78,367        76,864        74,783

SHAREHOLDERS' EQUITY                                    6,835         6,654         6,155

                                                    ---------     ---------     ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          $  85,202     $  83,518     $  80,938
                                                    =========     =========     =========

Common shares outstanding (000)                       423,944       424,864       424,005

KEYCORP REPORTS FOURTH QUARTER 2002 EARNINGS
JANUARY 15, 2003
PAGE 12

                        CONSOLIDATED STATEMENTS OF INCOME
                 (dollars in millions, except per share amounts)


                                                                         THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                                ------------------------------------     ----------------------
                                                                 12-31-02     9-30-02       12-31-01      12-31-02     12-31-01
                                                                ---------    ---------     ---------     ---------    ---------
INTEREST INCOME                                                 $   1,077    $   1,095     $   1,210     $   4,366    $   5,627

INTEREST EXPENSE                                                      365          395           510         1,617        2,802
                                                                ---------    ---------     ---------     ---------    ---------
NET INTEREST INCOME                                                   712          700           700         2,749        2,825
Provision for loan losses                                             147          135           723           553        1,350
                                                                ---------    ---------     ---------     ---------    ---------
                                                                      565          565           (23)        2,196        1,475

NONINTEREST INCOME
  Trust and investment services income                                142          151           160           609          651
  Investment banking and capital markets income (loss)                 42           34           (17)          172           88
  Service charges on deposit accounts                                  99          102           106           405          387
  Corporate-owned life insurance income                                31           25            32           108          114
  Letter of credit and loan fees                                       41           36            38           134          124
  Net securities gains (losses)                                         5           --            (1)            6           35
  Other income                                                         86           84           100           335          326
                                                                ---------    ---------     ---------     ---------    ---------
    Total noninterest income                                          446          432           418         1,769        1,725

NONINTEREST EXPENSE
  Personnel                                                           354          358           335         1,436        1,378
  Net occupancy                                                        56           57            59           226          232
  Computer processing                                                  45           45            65           192          252
  Equipment                                                            33           33            37           136          152
  Marketing                                                            33           33            25           122          112
  Amortization of intangibles                                           3            3            23            11          245
  Professional fees                                                    29           21            25            92           88
  Other expense                                                       115          109           133           438          482
                                                                ---------    ---------     ---------     ---------    ---------
    Total noninterest expense                                         668          659           702         2,653        2,941
                                                                ---------    ---------     ---------     ---------    ---------

INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE EFFECT
  OF ACCOUNTING CHANGES                                               343          338          (307)        1,312          259
  Income taxes                                                         98           93          (133)          336          102
                                                                ---------    ---------     ---------     ---------    ---------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGES          245          245          (174)          976          157
Cumulative effect of accounting changes, net of tax                    --           --            --            --          (25)
                                                                ---------    ---------     ---------     ---------    ---------
NET INCOME (LOSS)                                               $     245    $     245     $    (174)    $     976    $     132
                                                                =========    =========     =========     =========    =========

Per common share
Income (loss) before cumulative effect of accounting changes    $     .58    $     .57     $    (.41)    $    2.29    $     .37
Net income (loss)                                                     .58          .57          (.41)         2.29          .31

Per common share -- assuming dilution
Income (loss) before cumulative effect of accounting changes    $     .57    $     .57     $    (.41)    $    2.27    $     .37
Net income (loss)                                                     .57          .57          (.41)         2.27          .31

Weighted average common shares outstanding (000)                  424,578      426,274       423,596       425,451      424,275
Weighted average common shares and potential
  common shares outstanding (000)                                 429,531      431,326       428,280       430,703      429,573

Taxable-equivalent adjustment                                   $      12    $      22     $      26     $     120    $      45

KEYCORP REPORTS FOURTH QUARTER 2002 EARNINGS
JANUARY 15, 2003
PAGE 13

    CONSOLIDATED AVERAGE BALANCE SHEETS, NET INTEREST INCOME AND YIELDS/RATES
                              (dollars in millions)

                                                            FOURTH QUARTER 2002                   THIRD QUARTER 2002
                                                     -----------------------------------   ----------------------------------
                                                      AVERAGE                               AVERAGE
                                                      BALANCE     INTEREST    YIELD/RATE    BALANCE     INTEREST   YIELD/RATE
                                                     ---------    --------    ----------   ---------    --------   ----------
ASSETS
  Loans:(a,b)
  Commercial, financial and agricultural             $  17,362    $    220         5.01%   $  17,485    $    225        5.11%
  Real estate -- commercial mortgage                     6,168          88         5.66        6,207          93        5.92
  Real estate -- construction                            5,856          78         5.27        5,822          79        5.37
  Commercial lease financing                             7,356         112         6.13        7,215         121        6.72
                                                     ---------    --------    ---------    ---------    --------   ---------
    Total commercial loans                              36,742         498         5.39       36,729         518        5.60
  Real estate -- residential                             2,029          33         6.72        2,089          37        7.00
  Home equity                                           13,649         226         6.55       13,505         222        6.52
  Consumer -- direct                                     2,153          44         8.17        2,172          46        8.32
  Consumer -- indirect lease financing                   1,001          24         9.42        1,264          28        8.98
  Consumer -- indirect other                             5,117         116         9.05        5,143         117        9.13
                                                     ---------    --------    ---------    ---------    --------   ---------
    Total consumer loans                                23,949         443         7.36       24,173         450        7.41
  Loans held for sale                                    1,986          26         5.28        2,584          35        5.48
                                                     ---------    --------    ---------    ---------    --------   ---------
    Total loans                                         62,677         967         6.14       63,486       1,003        6.29
  Taxable investment securities                            907           5         2.35          918           6        2.51
  Tax-exempt investment securities(a)                      132           3         9.32          166           4        8.76
                                                     ---------    --------    ---------    ---------    --------   ---------
    Total investment securities                          1,039           8         3.23        1,084          10        3.47
  Securities available for sale(a,c)                     7,598         107         5.63        6,362          98        6.17
  Short-term investments                                 1,240           7         2.12        1,151           6        2.28
                                                     ---------    --------    ---------    ---------    --------   ---------
    Total earning assets                                72,554       1,089         5.97       72,083       1,117        6.17
  Allowance for loan losses                             (1,471)                               (1,509)
  Accrued income and other assets                       11,652                                11,361
                                                     ---------                             ---------
    TOTAL ASSETS                                     $  82,735                             $  81,935
                                                     =========                             =========

LIABILITIES
  Money market deposit accounts                      $  14,842          39         1.03    $  12,733          29         .91
  Savings deposits                                       1,981           4          .63        2,002           3         .67
  NOW accounts                                             289           1         1.16          560           1         .95
  Certificates of deposit ($100,000 or more)(d)          4,741          51         4.29        4,886          54        4.45
  Other time deposits                                   12,213         101         3.29       12,713         115        3.57
  Deposits in foreign office                             1,974           6         1.43        2,593          12        1.76
                                                     ---------    --------    ---------    ---------    --------   ---------
    Total interest-bearing deposits                     36,040         202         2.22       35,487         214        2.40
  Federal funds purchased and securities
    sold under repurchase agreements                     5,502          20         1.44        5,483          23        1.69
  Bank notes and other short-term borrowings(d)          2,192          14         2.53        2,581          18        2.73
  Long-term debt, including capital securities(d)       17,040         129         3.09       17,455         140        3.25
                                                     ---------    --------    ---------    ---------    --------   ---------
    Total interest-bearing liabilities                  60,774         365         2.40       61,006         395        2.59
                                                     ---------    --------    ---------    ---------    --------   ---------
  Noninterest-bearing deposits                           9,926                                 9,177
  Accrued expense and other liabilities                  5,314                                 5,159
                                                     ---------                             ---------
  Total liabilities                                     76,014                                75,342

SHAREHOLDERS' EQUITY                                     6,721                                 6,593
                                                     ---------                             ---------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $  82,735                             $  81,935
                                                     =========                             =========
Interest rate spread (TE)                                                          3.57%                                3.58%
                                                                              =========                            =========
Net interest income (TE) and net
  interest margin (TE)                                            $    724         3.98%                $    722        3.99%
                                                                  ========    =========                 ========   =========
Capital securities                                   $   1,233    $     18                 $   1,249    $     19
Taxable-equivalent adjustment(a)                                        12                                    22

                                                            FOURTH QUARTER 2001
                                                     ---------------------------------
                                                      AVERAGE
                                                      BALANCE    INTEREST   YIELD/RATE
                                                     ---------   --------   ----------
ASSETS
  Loans:(a,b)
  Commercial, financial and agricultural             $  18,462   $    271        5.83%
  Real estate -- commercial mortgage                     6,737        106        6.23
  Real estate -- construction                            5,971         85        5.65
  Commercial lease financing                             7,109        128        7.18
                                                     ---------   --------   ---------
    Total commercial loans                              38,279        590        6.12
  Real estate -- residential                             2,384         44        7.46
  Home equity                                           11,046        217        7.82
  Consumer -- direct                                     2,361         52        8.66
  Consumer -- indirect lease financing                   2,210         47        8.55
  Consumer -- indirect other                             5,359        128        9.51
                                                     ---------   --------   ---------
    Total consumer loans                                23,360        488        8.32
  Loans held for sale                                    2,113         34        6.48
                                                     ---------   --------   ---------
    Total loans                                         63,752      1,112        6.94
  Taxable investment securities                            904          4        1.86
  Tax-exempt investment securities(a)                      241          6        8.69
                                                     ---------   --------   ---------
    Total investment securities                          1,145         10        3.30
  Securities available for sale(a,c)                     6,120        103        6.78
  Short-term investments                                 1,689         11        2.55
                                                     ---------   --------   ---------
    Total earning assets                                72,706      1,236        6.76
  Allowance for loan losses                             (1,159)
  Accrued income and other assets                       10,920
                                                     ---------
    TOTAL ASSETS                                     $  82,467
                                                     =========

LIABILITIES
  Money market deposit accounts                      $  12,396         37        1.20
  Savings deposits                                       1,911          4         .79
  NOW accounts                                             653          2        1.26
  Certificates of deposit ($100,000 or more)(d)          4,788         61        5.08
  Other time deposits                                   13,659        169        4.91
  Deposits in foreign office                             2,418         14        2.21
                                                     ---------   --------   ---------
    Total interest-bearing deposits                     35,825        287        3.18
  Federal funds purchased and securities
    sold under repurchase agreements                     4,272         24        2.20
  Bank notes and other short-term borrowings(d)          5,563         42        2.99
  Long-term debt, including capital securities(d)       16,167        157        3.88
                                                     ---------   --------   ---------
    Total interest-bearing liabilities                  61,827        510        3.28
                                                     ---------   --------   ---------
  Noninterest-bearing deposits                           8,750
  Accrued expense and other liabilities                  5,359
                                                     ---------
  Total liabilities                                     75,936

SHAREHOLDERS' EQUITY                                     6,531
                                                     ---------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $  82,467
                                                     =========

Interest rate spread (TE)                                                        3.48%
                                                                            =========
Net interest income (TE) and net
  interest margin (TE)                                           $    726        3.98%
                                                                 ========   =========
Capital securities                                   $   1,333   $     21
Taxable-equivalent adjustment(a)                                       26

(a) Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory Federal income tax rate of 35%.

(b) For purposes of these computations, nonaccrual loans are included in average loan balances.

(c) Yield is calculated on the basis of amortized cost.

(d) Rate calculation excludes basis adjustments related to fair value hedges.

TE = Taxable Equivalent

KEYCORP REPORTS FOURTH QUARTER 2002 EARNINGS
JANUARY 15, 2003
PAGE 14

                            LINE OF BUSINESS RESULTS
                              (dollars in millions)

KEY CONSUMER BANKING GROUP

                                                                                         PERCENT CHANGE 4Q02 VS.
                                                                                         ----------------------
                                                   4Q02         3Q02         4Q01          3Q02          4Q01
                                                 --------     --------     --------      --------      --------
SUMMARY OF OPERATIONS
  Total revenue (TE)                             $    577     $    584     $    572          (1.2)%          .9%
  Provision for loan losses                            80           68           82          17.6          (2.4)
  Noninterest expense                                 332          326          346           1.8          (4.0)
  Net income                                          103          119           87         (13.4)         18.4
  Average loans                                    27,799       28,174       26,881          (1.3)          3.4
  Average deposits                                 33,912       33,580       34,545           1.0          (1.8)
  Net loan charge-offs                                 80           68          117          17.6         (31.6)
  Return on average allocated equity                20.10%       23.65%       16.63%          N/A           N/A
  Full-time equivalent employees                    8,299        8,259        8,523            .5          (2.6)

SUPPLEMENTARY INFORMATION (LINES OF BUSINESS)
Retail Banking
  Total revenue (TE)                             $    326     $    334     $    327          (2.4)%         (.3)%
  Provision for loan losses                            21           15           14          40.0          50.0
  Noninterest expense                                 203          202          212            .5          (4.2)
  Net income                                           64           73           62         (12.3)          3.2
  Average loans                                     9,378        9,123        7,378           2.8          27.1
  Average deposits                                 29,554       29,451       30,616            .3          (3.5)
  Net loan charge-offs                                 21           15           14          40.0          50.0
  Return on average allocated equity                44.31%       51.08%       44.56%          N/A           N/A
  Full-time equivalent employees                    6,053        6,066        6,191           (.2)         (2.2)

Small Business
  Total revenue (TE)                             $    100     $    103     $    101          (2.9)%        (1.0)%
  Provision for loan losses                            15           16           12          (6.3)         25.0
  Noninterest expense                                  43           42           45           2.4          (4.4)
  Net income                                           26           28           27          (7.1)         (3.7)
  Average loans                                     4,230        4,274        4,353          (1.0)         (2.8)
  Average deposits                                  4,002        3,797        3,697           5.4           8.2
  Net loan charge-offs                                 15           16           12          (6.3)         25.0
  Return on average allocated equity                31.64%       34.18%       32.56%          N/A           N/A
  Full-time equivalent employees                      295          272          258           8.5          14.3

Indirect Lending
  Total revenue (TE)                             $     84     $     86     $     94          (2.3)%       (10.6)%
  Provision for loan losses                            34           28           45          21.4         (24.4)
  Noninterest expense                                  44           41           49           7.3         (10.2)
  Net income                                            4           11           --         (63.6)          N/M
  Average loans                                     9,066        9,619       10,141          (5.7)        (10.6)
  Average deposits                                    345          318          223           8.5          54.7
  Net loan charge-offs                                 34           28           45          21.4         (24.4)
  Return on average allocated equity                 2.46%        6.68%          --%          N/A           N/A
  Full-time equivalent employees                      747          751          776           (.5)         (3.7)

National Home Equity
  Total revenue (TE)                             $     67     $     61     $     50           9.8%         34.0%
  Provision for loan losses                            10            9           11          11.1          (9.1)
  Noninterest expense                                  42           41           40           2.4           5.0
  Net income (loss)                                     9            7           (2)         28.6           N/M
  Average loans                                     5,125        5,158        5,009           (.6)          2.3
  Average deposits                                     11           14            9         (21.4)         22.2
  Net loan charge-offs                                 10            9           46          11.1         (78.3)
  Return on average allocated equity                 7.30%        6.16%       (1.77)%         N/A           N/A
  Full-time equivalent employees                    1,204        1,170        1,298           2.9          (7.2)

KEYCORP REPORTS FOURTH QUARTER 2002 EARNINGS
JANUARY 15, 2003
PAGE 15

                      LINE OF BUSINESS RESULTS (CONTINUED)
                              (dollars in millions)

KEY CORPORATE FINANCE GROUP

                                                                                         PERCENT CHANGE 4Q02 VS.
                                                                                         ----------------------
                                                   4Q02         3Q02         4Q01          3Q02          4Q01
                                                 --------     --------     --------      --------      --------
SUMMARY OF OPERATIONS
  Total revenue (TE)                             $    358     $    335     $    370           6.9%         (3.2)%
  Provision for loan losses                            64           65           49          (1.5)         30.6
  Noninterest expense                                 130          123          130           5.7            --
  Net income                                          103           92          118          12.0         (12.7)
  Average loans                                    28,655       29,117       30,596          (1.6)         (6.3)
  Average deposits                                  3,920        3,380        3,241          16.0          21.0
  Net loan charge-offs                                103          115          101         (10.4)          2.0
  Return on average allocated equity                14.74%       13.13%       16.86%          N/A           N/A
  Full-time equivalent employees                    1,789        1,743        1,770           2.6           1.1


SUPPLEMENTARY INFORMATION (LINES OF BUSINESS)
Corporate Banking
  Total revenue (TE)                             $    185     $    183     $    202           1.1%         (8.4)%
  Provision for loan losses                            37           48           31         (22.9)         19.4
  Noninterest expense                                  71           71           79            --         (10.1)
  Net income                                           49           40           57          22.5         (14.0)
  Average loans                                    14,824       15,414       16,993          (3.8)        (12.8)
  Average deposits                                  3,201        2,781        2,666          15.1          20.1
  Net loan charge-offs                                 76           98           68         (22.4)         11.8
  Return on average allocated equity                12.19%        9.71%       14.29%          N/A           N/A
  Full-time equivalent employees                      569          572          650           (.5)        (12.5)

National Commercial Real Estate
  Total revenue (TE)                             $    119     $     96     $    113          24.0%          5.3%
  Provision for loan losses                             1            2            5         (50.0)        (80.0)
  Noninterest expense                                  40           32           34          25.0          17.6
  Net income                                           49           39           46          25.6           6.5
  Average loans                                     7,753        7,833        8,216          (1.0)         (5.6)
  Average deposits                                    710          590          569          20.3          24.8
  Net loan charge-offs                                  1            2            5         (50.0)        (80.0)
  Return on average allocated equity                26.31%       21.52%       23.34%          N/A           N/A
  Full-time equivalent employees                      614          574          499           7.0          23.0

National Equipment Finance
  Total revenue (TE)                             $     54     $     56     $     55          (3.6)%        (1.8)%
  Provision for loan losses                            26           15           13          73.3         100.0
  Noninterest expense                                  19           20           17          (5.0)         11.8
  Net income                                            5           13           15         (61.5)        (66.7)
  Average loans                                     6,078        5,870        5,387           3.5          12.8
  Average deposits                                      9            9            6            --          50.0
  Net loan charge-offs                                 26           15           28          73.3          (7.1)
  Return on average allocated equity                 4.53%       12.14%       14.44%          N/A           N/A
  Full-time equivalent employees                      606          597          621           1.5          (2.4)

KEYCORP REPORTS FOURTH QUARTER 2002 EARNINGS
JANUARY 15, 2003
PAGE 16

                      LINE OF BUSINESS RESULTS (CONTINUED)
                              (dollars in millions)

KEY CAPITAL PARTNERS GROUP

                                                                                         PERCENT CHANGE 4Q02 VS.
                                                                                         ----------------------
                                                   4Q02         3Q02         4Q01          3Q02          4Q01
                                                 --------     --------     --------      --------      --------
SUMMARY OF OPERATIONS
  Total revenue (TE)                             $    278     $    265     $    285           4.9%         (2.5)%
  Provision for loan losses                             3            2            1          50.0         200.0
  Noninterest expense                                 210          202          225           4.0          (6.7)
  Net income                                           41           39           35           5.1          17.1
  Average loans                                     4,964        4,900        4,573           1.3           8.6
  Average deposits                                  4,726        3,699        3,647          27.8          29.6
  Net loan charge-offs                                  3            2            1          50.0         200.0
  Return on average allocated equity                16.80%       16.15%       13.91%          N/A           N/A
  Full-time equivalent employees                    3,474        3,546        3,749          (2.0)         (7.3)


SUPPLEMENTARY INFORMATION (LINES OF BUSINESS)
Victory Capital Management
  Total revenue (TE)                             $     44     $     50     $     52         (12.0)%       (15.4)%
  Provision for loan losses                            --           --           --            --            --
  Noninterest expense                                  34           34           39            --         (12.8)
  Net income                                            6           10            8         (40.0)        (25.0)
  Average loans                                        11           14           22         (21.4)        (50.0)
  Average deposits                                     60           57           71           5.3         (15.5)
  Net loan charge-offs                                 --           --           --            --            --
  Return on average allocated equity                21.64%       34.20%       24.60%          N/A           N/A
  Full-time equivalent employees                      429          450          572          (4.7)        (25.0)

High Net Worth
  Total revenue (TE)                             $    149     $    140     $    160           6.4%         (6.9)%
  Provision for loan losses                             3            2            1          50.0         200.0
  Noninterest expense                                 115          116          129           (.9)        (10.9)
  Net income                                           20           15           18          33.3          11.1
  Average loans                                     4,256        4,239        3,921            .4           8.5
  Average deposits                                  2,745        2,149        2,080          27.7          32.0
  Net loan charge-offs                                  3            2            1          50.0         200.0
  Return on average allocated equity                17.21%       13.02%       15.16%          N/A           N/A
  Full-time equivalent employees                    2,347        2,385        2,499          (1.6)         (6.1)

Capital Markets
  Total revenue (TE)                             $     85     $     75     $     73          13.3%         16.4%
  Provision for loan losses                            --           --           --            --            --
  Noninterest expense                                  61           52           57          17.3           7.0
  Net income                                           15           14            9           7.1          66.7
  Average loans                                       697          647          630           7.7          10.6
  Average deposits                                  1,921        1,493        1,496          28.7          28.4
  Net loan charge-offs                                 --           --           --            --            --
  Return on average allocated equity                14.99%       14.43%        8.97%          N/A           N/A
  Full-time equivalent employees                      698          711          678          (1.8)          2.9

N/A = Not Applicable

N/M = Not Meaningful

 TE = Taxable Equivalent